SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2016

               FIELDPOINT PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	001-32624	84-0811034
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

609 Castle Road # 335, Austin TX  78746

 (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (512) 250-8692

_________________________________________
(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective August 12, 2016, FieldPoint Petroleum Corporation, a Colorado corporation (the “Company”) entered into a Stock and Mineral Lease Purchase Agreement (“Agreement”) with HFT Enterprises, LLC, a Nevada corporation (“HFT”).   A copy of the Agreement is filed herewith as Exhibit 10.1.

Pursuant to the terms of the Agreement, the Company will issue and sell to HFT on September 30, 2016, or such earlier date as the parties may agree (the “Closing Date”), a number of newly-issued shares of common stock of the Company equal to 19.9% of the total number of issued and outstanding shares of common stock of the Company, as measured on August 12, 2016, for a price of $0.45 per share.  In addition the Company will give to HFT the right to purchase an undivided 100% working interest on or before December 31, 2016 (the “Lease Interest”) in the Company’s Elkhorn and JC Kinney leases in the Big Muddy Oil Field in Converse County, Wyoming for a purchase price of $430,000.

ITEM 2.02

RESULTS OF OPERATIONS AND FINANCIAL CONDITION

ITEM 7.01

REGULATION FD DISCLOSURE

On August 15, 2016, the “Company issued a press release announcing its third quarter financial results for the three months ended June 30, 2016.  A copy of the press release is filed herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, The Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

ITEM 9.01:

FINANCIAL STATEMENTS AND EXHIBITS

Item	Title

10.1	Stock and Mineral Lease Purchase Agreement
99.1	Press Release dated August 15, 2016

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDPOINT PETROLEUM CORPORATION
Date: August 16, 2016	By: /s/ Phillip Roberson Phillip Roberson, President and CFO